## TERMINATION AGREEMENT

**THIS TERMINATION AGREEMENT** (the "Agreement") is made and entered into effective as of December 30, 2005, by and between **SMARTIRE SYSTEMS INC.**, a corporation organized and existing under the laws of the Yukon Territory (the "Company"), and **CORNELL CAPITAL PARTNERS, LP**, a Delaware limited partnership (the "Investor").

Recitals:

**WHEREAS,** the Company and the Investor entered into an standby equity distribution agreement dated as of June 23, 2005 (the "Standby Equity Distribution Agreement"); a registration rights agreement dated as of June 23, 2005 (the "Registration Rights Agreement") and an escrow agreement dated as of June 23, 2005 (the "Escrow Agreement") (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Escrow Agreement are referred to as the "Transaction Documents.")

**NOW, THEREFORE,** in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

2. Compensation. Each party hereto acknowledges that the Investor shall retain all compensation paid pursuant to Section 12.4 of the Standby Equity Distribution Agreement.

**IN WITNESS WHEREOF,** the parties have signed and delivered this Termination Agreement on the date first set forth above.

**SMARTIRE SYSTEMS INC.**

By: ______________________________
Name: Jeff Finkelstein
Title: Chief Financial Officer

**CORNELL CAPITAL PARTNERS, LP**

By: Yorkville Advisors, LLC
Its: General Partner

By: ______________________________
Name: Mark A. Angelo
Title: Portfolio Manager